Exhibit j(ii)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" and "Portfolio Holdings Disclosure" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our reports dated September 17, 2007 on the financial statements and financial highlights of the USAA Aggressive Growth Fund, the USAA Growth Fund, the USAA Income Stock Fund, the USAA Growth & Income Fund, the USAA Science & Technology Fund, the USAA First Start Growth Fund, the USAA Small Cap Stock Fund, the USAA Capital Growth Fund, the USAA Value Fund, the USAA Income Fund, the USAA Short-Term Bond Fund, the USAA High-Yield Opportunities Fund, the USAA Intermediate-Term Bond Fund and the USAA Money Market Fund as of and for the year ended July 31, 2007 in the Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A No. 33-65572).


                                                  /s/ Ernst & Young LLP
San Antonio, Texas
November 26, 2007